Exhibit 3.85

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:52 PM 01/08/2007
FILED 12:52 PM 01/08/2007
SRV 070019423 — 4281219 FILE
STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION
•	First: The same of the Limited liability company is Healthcare Access Development Company, LLC.

•	Second: The address of its registered office in the State of Delaware is ____________ 160 Greentree Drive, Suite 101 in the City of Dover, DE 19904 County of Kent. The name of its Registered agent at such address is National Registered. Agents, Inc.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of                                          this 8th day of January ___, 2007.

By:	/s/ James H. Spalding Authorized Person(s)

NAME:	James H. Spalding Type or Print

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:31 PM 02/18/2010
FILED 04:31 PM 02/18/2010
SRV 100164607 — 4281219 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
HEALTHCARE ACCESS DEVELOPMENT COMPANY, LLC
     Healthcare Access Development Company, LLC (hereinafter called the “Company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:
1.	The name of the limited liability company is Healthcare Access Development Company, LLC.

2.	The Certificate of Formation of the Company is hereby amended by striking the first paragraph thereof and substituting in lieu of said first paragraph the following:

“The name of the limited liability company is Abrazo Medical Group Urgent Care, LLC.”
Executed on this 18th day of February, 2010

BY:	VOLUNTEER INSURANCE, LTD.
Managing Member

By:	/s/ Phillip W. Roe Phillip W. Roe
Vice President